UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of Principal Executive Offices including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Entry into Material Compensatory Arrangements with Named Executive Officers

On April 2, 2013, Mattson Technology, Inc. (the "Company") entered into a Release Agreement with David Dutton, the Company's former Chief Executive Officer and President, which will be effective provided that Mr. Dutton does not revoke his acceptance of the agreement. The Release Agreement implements certain payments under the existing Severance and Executive Change in Control Agreement with Mr. Dutton by providing that Mr. Dutton will receive (i) a severance payment of $364,500 which comprises one year base salary as of February 19, 2013 (the "Separation Date"), after taking into account the voluntary 10% reduction in such salary taken by Mr. Dutton and the additional 10% reduction in such salary imposed by the Company's furlough program and (ii) reimbursement of COBRA coverage expenses for the earlier of the twelve months after the Separation Date, or until Mr. Dutton has secured other employment. The Release Agreement also confirms Mr. Dutton's separation from all of his roles at the Company as of the Separation Date. In addition, under the Release Agreement, Mr. Dutton has agreed to a customary release of any and all claims occurring up until and including the effective date of the Release Agreement.

A copy of Release Agreement between the Company and Mr. Dutton is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
10.1	Release Agreement between Mattson Technology, Inc. and Mr. David Dutton

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 5, 2013

By: /s/ TYLER PURVIS
Tyler Purvis Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)